  Exhibit 99.1
News Release

Brekford Completes Sale of its Vehicle Services Business to LB&B Associates

- New Entity Launches on March 1, 2017 as “Global Public Safety” -

HANOVER, Maryland – March 1, 2017 – Brekford Corp. (OTCQX: BFDI), a leading public safety and security technology service provider of fully integrated automated traffic safety enforcement (“ATSE”) solutions, announced that on February 28, 2017 it finalized the sale of an 80.1% stake in its vehicle services business to LB&B Associates Inc. (“LB&B”), headquartered in Columbia, Maryland. Proceeds from the sale were used to retire all long-term debt of the Company, and provide growth capital for expansion of its ATSE business, which provides turnkey solutions to government agencies for automated enforcement of speed, red light, and distracted driving violations.

In keeping with the Contribution and Unit Purchase Agreement (the “Agreement”) signed by Brekford and LB&B on February 6, 2017, the Company contributed substantially all assets and certain liabilities related to its law enforcement vehicle upfitting business to Global Public Safety, LLC (“GPS”). As of the closing on February 28, 2017, LB&B acquired 80.1% of the units of GPS for $4 million in cash and a $2 million promissory note that will be secured by LB&B’s GPS units. Brekford retains ownership of 19.9% of the units of GPS as a minority member.

“We are pleased to finalize this important transaction, which will provide necessary growth capital for Brekford’s ATSE business,” commented Rod Hillman, President and COO of Brekford. “We look forward to implementing an aggressive growth plan to provide our turnkey photo enforcement solutions to government agencies throughout the U.S. and Latin America. Additionally, GPS is positioned for significant expansion of its public safety solutions business under the leadership of LB&B. With an ongoing minority interest in GPS, we will also assist in whatever manner requested to help that business flourish.”

The sale is in keeping with a definitive merger agreement signed between Brekford and Keystone Solutions, Inc. (“Keystone”) on February 10, 2017, with a condition to sell the vehicle upfitting business to a company with the resources to grow the business nationally (https://www.accesswire.com/454965/Brekford-Signs-Definitive-Agreement-to-Merge-with-Keystone-Solutions-Inc.).

LB&B has been in business since 1992, and currently operates nationwide providing diversified services such as facilities management, transportation and distribution, security, simulation systems support and training, and base operations support for both federal government and private sector clients.

About Brekford Corp.

Brekford Corp. provides state-of-the art automated traffic enforcement solutions to municipalities, and other public safety agencies throughout the United States. Its services include automated speed, red light, and distracted driving camera enforcement programs. Brekford's combination of automated traffic enforcement services with a longstanding background and foundation in public safety solutions offers a unique 360-degree solution for law enforcement agencies and municipalities.

The Company is headquartered in Hanover, Maryland, and its common stock is traded on the OTC Markets under the symbol "BFDI." Additional information on Brekford can be accessed online at www.brekford.com.

About LB&B Associates Inc.

LB&B Associates Inc. is a diversified services company operating in over twenty-five states, the District of Columbia, and overseas locations. Its services include facilities management, operations and maintenance, logistics support, simulation systems support and training, base operations support, and commercial support. More than 1,000 associates nationwide have provided a broad range of services to federal agencies, state governments, commercial businesses, the military, NATO, hospitals, churches, research centers, and educational facilities. Key customers include the U.S. Navy, Air Force, Army, Marine Corps, GSA, National Archives, CMS, and DHS.

LB&B is headquartered in Columbia, Maryland. Additional information can be accessed online at www.lbbassociates.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of that term in Section 21E of the Securities Exchange Act of 1934, as amended. Words such as "anticipate," "expect," "project," "intend," "plan," "believe," "target," "aim," "should," and words and terms of similar substance and any financial projections used in connection with any discussion of future plans, strategies, objectives, actions, or events identify forward-looking statements. Forward-looking statements include, among others, those concerning our expected financial performance and strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. These statements are based on the beliefs of our management as well as assumptions made by and information currently available to us and reflect our current views concerning future events. As such, they are subject to risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among many others: the risk that any projections, including earnings, revenues, expenses, synergies, margins or any other financial items that form the basis for management's plans and assumptions are not realized; a reduction in industry profit margin; requirements or changes affecting the business in which we are engaged; our ability to successfully implement new strategies; operating hazards; competition and the loss of key personnel; changing interpretations of generally accepted accounting principles; continued compliance with government regulations; changing legislation and regulatory environments; and the general volatility of the market prices of our securities and general economic conditions. Readers are referred to the documents filed by Brekford Corp. with the SEC, specifically the Company's most recent reports filed on Form 10-K and Forms 10-Q, which further identify important risks, trends and uncertainties which could cause actual results to differ materially from the forward-looking statements in this press release. Brekford Corp. expressly disclaims any obligation to update any forward-looking statements.

Company contact:
Rod Hillman, President and COO
(443) 557-0200
investors@brekford.com